Exhibit (8)(l)(v)

                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                         PIMCO VARIABLE INSURANCE TRUST,
                    ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
                   (FORMERLY PIMCO ADVISORS DISTRIBUTORS LLC),
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2003 Fund Participation Agreement, as amended (the "Agreement"), among PIMCO Variable Insurance Trust (the "Fund"), a Delaware business trust, Allianz Global Investors Distributors LLC (the "Underwriter") and Jefferson National Life Insurance Company as follows:

      1. Schedule A thereto is hereby modified in its entirety to read as set forth in Schedule A attached hereto.

      2. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2009.

                             PIMCO VARIABLE INSURANCE TRUST

                             By:
                                  --------------------------------
                             Name:
                             Title:


                             ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

                             By:
                                  --------------------------------
                             Name:
                             Title:

                             JEFFERSON NATIONAL LIFE INSURANCE
                             COMPANY

                             By:
                                  --------------------------------
                             Name:  Craig A. Hawley
                             Title:  General Counsel & Secretary


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

                                   Schedule A

PIMCO Variable Insurance Trust Portfolios:

PIMCO VIT All Asset
PIMCO VIT CommodityReal Return Strategy
PIMCO VIT Emerging Markets Bond
PIMCO VIT Foreign Bond Portfolio (Unhedged) (Administrative Class) PIMCO VIT Foreign Bond (US Dollar-Hedged)
PIMCO VIT Global Bond (Unhedged)
PIMCO VIT High Yield
PIMCO VIT Long-Term U.S. Government Portfolio
PIMCO VIT Low Duration Portfolio
PIMCO VIT Real Return Portfolio (Administrative Class)
PIMCO VIT RealEstateRealReturn Strategy
PIMCO VIT Short-Term Portfolio (Administrative Class)
PIMCO VIT Small Caps Stocks Plus Total Return (Administrative Class) PIMCO VIT StockPLUS Total Return
PIMCO VIT Total Return Portfolio (Administrative Class)

Segregated Asset Accounts:                  Form:

Jefferson National Life Annuity Account C   22-4025 (Individual)
                                            32-4000 (Group)
Jefferson National Life Annuity Account E   22-4047/32-4003 (Achievement)
                                            22-4048/32-4002 (Educator)
Jefferson National Life Annuity Account F   22-4061
Jefferson National Life Annuity Account G   22-4056
                                            JNL-2300
                                            JNL-2300-1; JNL-2300-2
Jefferson National Life Annuity Account H   CVIC-2000 or -2001 (state specific)
Jefferson National Life Annuity Account I   CVIC-2004 or -2005 (state specific)
Jefferson National Life Annuity Account J   JNL-2100
Jefferson National Life Annuity Account K   JNL-2200
Jefferson National Variable Account L


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